                             F-282-1928             KE-7 JUL 12
                                                    KV-2 JUL 12
                                                    APPROVED
                                                    By MG
                                                    Date 7-7-83
                                                    Amount 550.00

                           ARTICLES OF INCORPORATION

                                       OF

                           IAACI ACQUISITION COMPANY


          The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:

FIRST:    The name of the corporation shall be IAACI Acquisition
          Company.

SECOND: The location of the corporation's principal office is Golf Manor in Hamilton County, Ohio.

THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is TEN THOUSAND (10,000) common shares without par value.

FIFTH: The amount of capital with which the corporation will begin business is FIVE HUNDRED DOLLARS ($500.00).

SIXTH: The Board of Directors shall have the right, without action by the shareholders:

          (a) to fix, determine and vary the amount of stated capital of the corporation;

          (b) to determine whether any, and if nay, what part, of the surplus of the corporation, however created or arising, shall be used, disposed of, or declared in dividends or paid to the shareholders;
               and

          (c) to use and apply the surplus of the corporation or any part thereof, at any time or from time to time, in the purchase or acquisition of shares of any class, voting trust certificates, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or any other securities of the corporation, to such extent, in such amount, in such manner and upon such terms as the Board of Directors shall determine expedient, subject to compliance with the general corporate laws of Ohio. All shares of the corporation purchased, redeemed or otherwise acquired, unless the Board of Directors or the laws of the State of Ohio specifically provide otherwise, shall be held as treasury shares. Provided, however, that this Article shall not create authority in the Board of Directors to cause an involuntary redemption of the shares of the common shares.

SEVENTH: No holder of any share or shares of any class issued by the corporation shall be entitled as such, as a matter or right, at any time to subscribe for or purchase
          (i) shares of any class issued by the corporation, now or hereafter authorized, (ii) securities of the corporation convertible into or exchangeable for shares of any class issued by the corporation, now or hereafter authorized, or (iii) securities of the corporation to which shall be attached or appertain any rights or options, whether by the terms of such securities or in the contracts, warrants or other instruments (whether transferrable or non-transferrable or separable or inseparable from such securities) evidencing such rights or options entitling the holders thereof to subscribe for or purchase shares of any class issued by the corporation, now or hereafter authorized; it being the intent and is the effect of this Article to fully eliminate any and all pre-emptive rights with respect to the shares of any class issued by the corporation, now or hereafter authorized.

EIGHTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that nay director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be [present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is so interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

          IN WITNESS WHEREOF, I have hereunto subscribed my name, this 6th day of July, 1983.


                              /S/ MICHAEL A. HIRSCHFELD
                              -----------------------------------
                              Michael A. Hirschfeld, Incorporator

                           F0313-1156              KE-7 AUG 31
                                                   KV-2 AUG 31
                                                   APPROVED
                                                   By LD AT Jr.
                                                   Date 8-30-83
                                                   Amount $35.00

                                  CERTIFICATE
                                       OF
                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           IAACI ACQUISITION COMPANY


          Robert D. Johnson, President, and Edward F.
Castleberry, Secretary, of IAACI Acquisition Company, an Ohio corporation, with its principal location at Golf Manor, Hamilton County, Ohio, do hereby certify that in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose, the following resolution was adopted to amend the Articles:

          RESOLVED, that ARTICLE FIRST of the Articles of Incorporation of IAACI Acquisition Company be and the same is hereby amended so that, as amended, it shall read as follows:

          "FIRST: The name of the corporation shall be Imperial Adhesives and Chemicals, Inc."

          IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the corporation, have subscribed their names this 29th day of August, 1983.

                              /S/ ROBERT D. JOHNSON
                              -----------------------------------
                              Robert D. Johnson, President

                              /S/ EDWARD F. CASTLEBERRY
                              -----------------------------------
                              Edward F. Castleberry, Secretary

Form SH AMD, August 1983   F0864-1790            Charter # 616610
Prescribed by Sherrod Brown                      Approved by salb
Secretary of State                               Date 3-28-86
                                                 Fee $35.00

                            CERTIFICATE OF AMENDMENT

                                By Shareholders
                      to the Articles of Incorporation of


                    IMPERIAL ADHESIVES AND CHEMICALS, INC.
- ------------------------------------------------------------------
                             (Name of Corporation)

          Clifford R. Borland who is Chairman of the Board and
K. Gregory Kepley, who is Assistant Secretary of the above-named Ohio corporation for profit with its principal location at Golf Manor, Ohio do hereby certify that in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

          RESOLVED, that Articles First shall be
          deleted in its entirety and the following
          Article substituted.

          ARTICLE FIRST: The name of the corporation shall be Imperial Adhesives, Inc.

          RESOLVED FURTHER, that in all other aspects the Articles are affirmed and ratified.

          IN WITNESS WHEREOF, the above-named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 27th day of March, 1986.

                              By:  /S/ CLIFFORD R. BORLAND
                                   -------------------------------
                                   Chairman

                              By:  /S/ K. GREGORY KEPLEY
                                   -------------------------------
                                   Assistant Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.



                                      2